Exhibit 20.2


The Chase Manhattan Auto Grantor Trust 1996-B

From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   5 Beginning Date               01/01/1997
Collection Period   5 End Date                     01/31/1997
Determination Date                                 02/10/1997
Distribution Date                                  02/18/1997


I. Monthly Principal and Principal Carryover Shortfall to Certificateholders (Per $1000 of Original Principal Amount)

      A. Class A                                                 26.548436962
      B. Class B                                                 26.548436960


II.   Monthly Interest and Unpaid Interest to
      Certificateholders
      (Per $1000 of Original Principal Amount)

      A. Class A                                                  4.889025937
      B. Class B                                                  4.999972007

III.  Servicing Fee Summary

      A. Loan Servicing Fee Disbursement                       $ 1,127,321.44
      B. Late Fees                                                     $ 0.00
      C. Net Investment Earnings on Certificate Account                $ 0.00
      D. Total Servicing Fee                                      0.739640835
         (per $1000 of Original Principal Amount)

IV.   Pool Factor Information

      A. Certificate Principal Balance

         1. Class A                                        $ 1,272,951,842.67
         2. Class B                                           $ 39,370,165.46

      B. Initial Certificate Balance

         1. Class A                                        $ 1,478,422,107.71
         2. Class B                                           $ 45,725,000.00

      C. Pool Factor (Lines A / B)

         1. Class A                                              0.8610205678
         2. Class B                                              0.8610205677


V.    Pool Balance at the end of the Collection Period     $ 1,312,322,008.13

VI.   Realized Losses for Collection Period                            $ 0.00

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VII.  Carryover Shortfall Information

      A. Principal Carryover Shortfall

         1. Class A                                                    $ 0.00
         2. Class B                                                    $ 0.00

      B. Interest Carryover Shortfall

         1. Class A                                                    $ 0.00
         2. Class B                                                    $ 0.00

VIII. Reserve Account Balance After Disbursement              $ 42,650,465.26

IX.   Specified Reserve Account Balance for
      Next Distribution Date                                  $ 42,650,465.26

X.    Aggregate Repurchase Amount for Collection Period                $ 0.00

XI.   Outstanding Advance Summary

      A. From Prior Period                                     $ 3,059,947.68
      B. From Current Period                                   $ 3,058,282.26
      C. Change in Amount Between Periods (Lines B - A)           $ -1,665.42